EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-114283, 333-118746, 333-124105, 333-125423, and 333-126821) of Ashford Hospitality Trust, Inc. of our reports dated August 22, 2005 relating to the financial statements of Crystal City Courtyard by Marriott, RFS Hotels, and CNL Hotels, which appear in the current report on Form 8-K/A of Ashford Hospitality Trust, Inc. dated August 30, 2005.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Orlando, Florida
August 26, 2005